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                                                                      Exhibit 99
                                                                      ----------

                          Allied Research Corporation


FOR IMMEDIATE RELEASE             For More Information, Contact:
January 8, 2002                        John G. Meyer, Jr., EVP and COO
                                       800-847-5322
                                       Jim Drewitz, Investor Relations
                                       972-355-6070

                     ALLIED RESEARCH CORPORATION ACQUIRES
                                 NS MICROWAVE

                   Earnings Expected to be Accretive in 2002

VIENNA, Virginia, Jan 8, 2002 - Allied Research Corporation (AMEX: ALR) announces today that it acquired NS Microwave, Spring Valley, CA., a privately held firm and leader in microwave surveillance systems, in a stock and cash transaction designed to provide Allied Research with a strong position in high-growth segments of the North American electronic security market. The addition of NS Microwave is expected to be accretive to current operating results. Transaction terms were not announced.

This acquisition represents Allied Research's initial entry into the North American electronic security market. In Europe, Allied's VSK Group supplies high-end electronic security systems for commercial and industrial users. In North America, NS Microwave supplies sophisticated electronic microwave surveillance and security systems to federal agencies, defense operations, municipalities and maritime customers. NS Microwave is expected to be the keystone component of Allied's North American security business activities. It currently has several major multi-year contracts for its proprietary products with major law enforcement agencies.

Allied Research Chairman and Chief Executive Officer, General (Ret) J. H. Binford Peay, III, said: "The acquisition of NS Microwave expands Allied Research's portfolio of strategic security businesses and places Allied in the Homeland Security arena with custom security systems utilizing advanced electronic technologies. It comfortably fits Allied's high-end niche strategy in specialty security systems. NS Microwave systems offer significantly greater surveillance and security capability, along with much more efficient use of human resources, and higher quality security decision making."

NS Microwave will continue to operate in its current location, Spring Valley, California, with the same management team, headed by founder, Everett Shilts.

Mr. Shilts commented: "We are very excited to be a member of the Allied family. Allied Research is a strong financial partner which will enhance our ability to access key organizations and individuals charged with protecting our nation's citizens and assets."

NS Microwave is a leader in the development of sophisticated microwave surveillance systems used in law enforcement, port security, border security, airport security, high-end commercial security, and citywide surveillance applications. The company's products and services are used for gathering, transmitting, receiving and processing multiple signals from remote locations. The company makes highly complex technology and systems simple for users to operate through the company's proprietary hardware, software and communication links.
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NS Microwave's systems and products include cameras, command/control systems, video concealments, microwave link solutions, and other sensors. They offer fixed observation/transmit surveillance installations in addition to mobile command centers and airborne camera/tracking/transmit packages.

NS Microwave also has a rich history of providing microwave broadcast services for events such as the Olympics, Goodwill Games, Los Angeles Marathons, and NASCAR events in support of the NBC, CBS, and ABC television networks.

Allied Research believes there are several strategic benefits to this transaction:

   . NS Microwave provides an immediate and strong entry for Allied into the North American security market. It has proven product leadership.
   . NS Microwave extends Allied's portfolio of security companies. It fits well in Allied's preferred high-end niche strategy in specialty security systems.
   . NS Microwave is expected to contribute to the leveling out of defense-based revenues and earnings.
   . NS Microwave should benefit from strong cross selling and technology transfer opportunities existing with Allied's other businesses.
   . NS Microwave could provide product, technology, manufacturing and market synergy with other Allied acquisitions under consideration.


About Allied Research Corp.
---------------------------

Allied Research Corporation is a diversified defense and commercial electronic security firm, developing and producing conventional ammunition marketed to defense departments worldwide; and designing, producing and marketing sophisticated electronic security systems for European, Asian, African and now North American markets.

           For more Information, please visit the Company web site:
                            www.alliedresearch.com

Certain statements contained herein are "forward looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

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